Exhibit 10.2

GUARANTY

This GUARANTY (together with all amendments, if any, from time to time hereto, this “Guaranty”), dated as of August 31, 2005, by and among EACH OF THE GUARANTORS SIGNATORY HERETO AND EACH ADDITIONAL PARTY THAT BECOMES A GUARANTOR HERETO PURSUANT TO SECTION 9 HEREOF (each, a “Guarantor” and collectively, “Guarantors”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement (as hereinafter defined) dated as of the date hereof by and among Newtek Small Business Finance, Inc., a New York corporation (“Borrower”), the other Credit Parties signatory thereto and Lender (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Lender has agreed to make Revolving Credit Advances to Borrower;

WHEREAS, Parent is, directly or indirectly, the owner of a majority of the Stock of Small Business Lending, Inc., a Delaware corporation (“Intermediate Parent”), Intermediate Parent is the owner of all of the Stock of Borrower, and the other Guarantors are direct or indirect Subsidiaries of Intermediate Parent, and as such will derive direct and indirect economic benefits from the making of the Revolving Credit Advances provided to Borrower pursuant to the Credit Agreement; and

WHEREAS, in order to induce Lender to enter into the Credit Agreement and other Loan Documents and to induce Lender to make the Revolving Credit Advances as provided for in the Credit Agreement, Guarantors have agreed to guarantee payment of the Obligations.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lender to provide the Revolving Credit Advances under the Credit Agreement, it is agreed as follows:

1. DEFINITIONS.

Capitalized terms used herein (including terms used in the Recitals) shall have the meanings assigned to them in the Credit Agreement or in Annex A thereto, unless otherwise defined herein.

References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

2. THE GUARANTY.

2.1. Guaranty of Guaranteed Obligations of Borrower. Each Guarantor hereby jointly and severally unconditionally guarantees to Lender and its respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of Borrower (hereinafter the “Guaranteed Obligations”). Guarantors agree that this Guaranty is a guaranty of payment and performance and not of collection, and that their obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(a) the genuineness, validity, enforceability or any future amendment of, or change in this Guaranty, any other Loan Document or any other agreement, document or instrument to which any Credit Party and/or Guarantors are or may become a party;

(b) the absence of any action to enforce this Guaranty or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;

(c) the existence, value or condition of, or failure to perfect its Lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by Lender in respect thereof (including, without limitation, the release of any such security);

(d) the insolvency of any Credit Party or Guarantor; or

(e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Guarantor that its obligations under this Guaranty shall not be discharged until the Termination Date. Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. Each Guarantor agrees that any notice or directive given at any time to Lender which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Lender has specifically agreed otherwise in writing. It is agreed among each Guarantor and Lender that the foregoing waivers are the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Lender would decline to enter into the Credit Agreement.

2.2. Demand by Lender. In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Credit Agreement (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantors shall, upon demand by Lender, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders; provided that no demand shall be required should any Event of Default occur under Sections 8.1(h) or (i) of the Credit Agreement. Payment by Guarantors shall be made to Lender in immediately available Federal funds to an account designated by Lender or at the address set forth herein for the giving of notice to Lender or at any other address that may be specified in writing from time to time by Lender, and shall be credited and applied to the Guaranteed Obligations.

2.3. Enforcement of Guaranty. In no event shall Lender have any obligation (although it is entitled, at its option) to proceed against Borrower, any Guarantor or any other Credit Party or any Collateral pledged to secure Guaranteed Obligations before seeking satisfaction from any or all of the Guarantors, and Lender may proceed, prior or subsequent to, or simultaneously with, the enforcement of Lender’s rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

2.4. Waiver. In addition to the waivers contained in Section 2.1 hereof, Guarantors waive, and agree that they shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantors of their Guaranteed Obligations under, or the enforcement by Lender of, this Guaranty. Guarantors hereby waive diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Borrower’s financial condition or any other fact which might increase the risk to Guarantors) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are in conflict with the terms of this Guaranty. Guarantors represent, warrant and jointly and severally agree that, as of the date of this Guaranty, their obligations under this Guaranty are not subject to any offsets or defenses against Lender, Parent or any Credit Party of any kind. Guarantors further jointly and severally agree that their obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Lender or against Parent or any Credit Party of any kind which may arise in the future.

2.5. Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Lender and its respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between Parent, any Credit Party and Lender, the obligations of Parent or any Credit Party under the Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Lender to any Person or Persons, any reference to “Lender” herein shall be deemed to refer equally to such Person or Persons.

2.6. Modification of Guaranteed Obligations, Etc. Each Guarantor hereby acknowledges and agrees that Lender may at any time or from time to time, with or without the consent of, or notice to, Guarantors or any of them:

(a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

(b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(c) amend or modify, in any manner whatsoever, the Loan Documents;

(d) extend or waive the time for Parent or any Credit Party’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Lender has been granted a Lien, to secure any Obligations;

(f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantors or any Credit Party to Lender;

(g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor or any Credit Party are subordinated to the claims of Lender; and/or

(h) apply any sums by whomever paid or however realized to any amounts owing by any Guarantor or any Credit Party to Lender in such manner as Lender shall determine in its discretion;

and Lender shall not incur any liability to Guarantors as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantors or any of them under this Guaranty.

2.7. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party or any Guarantor for liquidation or reorganization, should any Credit Party or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Credit Party’s or such Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Lender, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

2.8. Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, each Guarantor hereby:

(a) expressly and irrevocably waives, until such time as the Guaranteed Obligations have been indefeasibly paid in full, on behalf of itself and its successors and assigns (including any surety), any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution (other than as set forth in Section 7.11), to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which such Guarantor may have or hereafter acquire against any Credit Party in connection with or as a result of such Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which such Guarantor is a party or otherwise; and

(b) acknowledges and agrees (i) that this waiver is intended to benefit Lender and shall not limit or otherwise effect any Guarantor’s liability hereunder or the enforceability of this Guaranty, and (ii) that Lender and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8.

2.9. Election of Remedies. If Lender may, subject to the terms of the Multi-Party Agreement, under applicable law, proceed to realize benefits under any of the Loan Documents giving Lender a Lien upon any Collateral owned by Parent or any Credit Party, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against Parent or any Credit Party, whether because of any applicable laws pertaining to “election of remedies” or the like, Guarantors hereby consent to such action by Lender and waive any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which Guarantors might otherwise have had but for such action by Lender. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against Parent or any Credit Party shall not impair each Guarantor’s obligation to pay the full amount of the Guaranteed Obligations. In the event Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Lender may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

2.10. Funds Transfers. If any Guarantor shall engage in any transaction as a result of which Borrower is required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Credit Agreement (including any issuance or sale of such Guarantor’s Stock or any sale of its assets), such Guarantor shall distribute to, or make a contribution to the capital of, Borrower an amount equal to the mandatory prepayment required under the terms of the Credit Agreement.

3. DELIVERIES.

In a form satisfactory to Lender, Guarantors shall deliver to Lender, concurrently with the execution of this Guaranty and the Credit Agreement, the Loan Documents and other instruments, certificates and documents as are required to be delivered by Guarantors to Lender under the Credit Agreement.

4. REPRESENTATIONS AND WARRANTIES.

To induce Lender to make the Revolving Loans under the Credit Agreement, Guarantors jointly and severally make the representations and warranties as to each Guarantor contained in the Credit Agreement (to the extent applicable to such Guarantor), each of which is incorporated herein by reference, and the following representations and warranties to Lender, each and all of which shall survive the execution and delivery of this Guaranty:

4.1. Corporate Existence; Compliance with Law. Each Guarantor (i) is a corporation or limited liability company organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite organizational power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its charter and by-laws (or the equivalent); and (vi) is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.2. Executive Offices. Each Guarantor’s jurisdiction of organization, federal employer identification number, organizational identification number, executive office and principal place of business are as set forth in Disclosure Schedule 3.2 of the Credit Agreement.

4.3. Corporate Power; Authorization; Enforceable Guaranteed Obligations. The execution, delivery and performance of this Guaranty and all other Loan Documents and all instruments and documents to be delivered by each Guarantor hereunder and under the Credit Agreement are within such Guarantor’s organizational power, have been duly authorized by all necessary or proper organizational action, including the consent of stockholders or members where required, are not in contravention of any provision of such Guarantor’s charter or by-laws (or the equivalent), do not violate any law or regulation, or any order or decree of any Governmental Authority, do not conflict with or result in the breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Guarantor is a party or by which any Guarantor or any of its property is bound, do not result in the creation or imposition of any Lien upon any of the property of any Guarantor, other than those in favor of Lender and the same do not require the consent or approval of any Governmental Authority or any other Person except those referred to in Section 2.1(c) of the Credit Agreement, all of which have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, this Guaranty and each of the Loan Documents to which any Guarantor is a party shall have been duly executed and delivered for the benefit of or on behalf of such Guarantor, and each shall then constitute a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

5. FURTHER ASSURANCES.

Each Guarantor agrees, upon the written request of Lender, to execute and deliver to Lender, from time to time, any additional instruments or documents reasonably considered necessary by Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

6. PAYMENTS FREE AND CLEAR OF TAXES.

All payments required to be made by each Guarantor hereunder shall be made to Lender free and clear of, and without deduction for, any and all present and future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6) Lender receives an amount equal to the sum it would have received had no such deductions been made, (b) such Guarantor shall make such deductions, and (c) such Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, each applicable Guarantor shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof. Each Guarantor shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6) paid by Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. If and to the extent Lender receives a tax credit or refund which is directly attributable to Taxes or Other Taxes with respect to which a Credit Party had paid an additional amount or an indemnity payment pursuant to this Section 6, Lender shall reimburse the Credit Party the net amount of such tax credit or refund received (or, in the case of a tax credit, deemed received) by Lender within 30 days of the date such tax credit or refund is (or, in the case of a tax credit, deemed received) received.

7. OTHER TERMS.

7.1. Entire Agreement. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the loans and advances under the Loan Documents and/or the Guaranteed Obligations.

7.2. Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

7.3. Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

7.4. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified at the address set forth in the Credit Agreement (or such other addresses as may be substituted by notice given in the manner required by Section 11.10 of the Credit Agreement), and given in the manner required by Section 11.10 of the Credit Agreement.

7.5. Successors and Assigns. This Guaranty and all obligations of Guarantors hereunder shall be binding upon the successors and assigns of each Guarantor (including a debtor-in-possession on behalf of such Guarantor) and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Lender hereunder. Guarantors may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

7.6. No Waiver; Cumulative Remedies; Amendments. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Lender and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Lender and Guarantors.

7.7. Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date. Upon payment and performance in full of the Guaranteed Obligations, Lender shall deliver to Guarantors such documents as Guarantors may reasonably request to evidence such termination.

7.8. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

7.9. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

7.10. Limitation on Guaranteed Obligations. Notwithstanding any provision herein contained to the contrary, each Guarantor’s (other than Parent and Intermediate Parent) liability hereunder shall be limited to an amount not to exceed as of any date of determination the greater of:

(a) the net amount of the Revolving Loan advanced under the Credit Agreement and directly or indirectly re-loaned or otherwise transferred to, or incurred for the benefit of, such Guarantor, plus interest thereon at the applicable rate specified in the Credit Agreement; or

(b) the amount which could be claimed by Lender from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Guarantor under Section 7.11.

7.11. Contribution with Respect to Guaranteed Obligations.

(a) To the extent that any Guarantor shall make a payment under this Guaranty of all or any of the Guaranteed Obligations (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s “Allocable Amount” (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c) This Section 7.11 is intended only to define the relative rights of Guarantors and nothing set forth in this Section 7.11 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d) The rights of the parties under this Section 7.11 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations and the termination of the Credit Agreement and the other Loan Documents.

(e) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.

8. SECURITY. To secure payment of each Guarantor’s obligations under this Guaranty, concurrently with the execution of this Guaranty, all Guarantors (other than Parent) have entered into a Security Agreement pursuant to which such Guarantors have granted to Lender a security interest in substantially all of its personal property and each Guarantor has entered into a Pledge Agreement pursuant to which Parent has pledged all of its Stock of Intermediate Parent and each other Guarantor has pledged all of the Stock of each of its Subsidiaries to Lender.

9. ADDITIONAL GUARANTORS. The initial Guarantors hereunder shall be the Parent and the Credit Parties as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional direct and indirect Subsidiaries of any Guarantor may become parties hereto, as additional Guarantors (each, an “Additional Guarantor”), by executing a counterpart of this Guaranty substantially in the form of Exhibit A attached hereto. Upon delivery of any such counterpart to Lender, notice of which is hereby waived by Guarantors, each Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder nor by any election of Lender not to cause any Subsidiary of any Guarantor to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

10. CREDIT AGREEMENT. Each Guarantor (other than Parent) agrees to perform, comply with and be bound by the covenants as applicable to such Guarantor contained in Sections 4, 5 and 6 of the Credit Agreement (which provisions are incorporated herein by reference) as if each Guarantor, as applicable, were a Credit Party signatory to the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.

NEWTEK BUSINESS SERVICES, INC.

By:	/s/ Michael J. Holden
Name:	Michael J. Holden
Title:	Chief Financial Officer

SMALL BUSINESS LENDING, INC.

By:	/s/ Michael J. Holden
Name:	Michael J. Holden
Title:	Treasurer

CCC REAL ESTATE HOLDING CO. LLC

By:	/s/ Peter Downs
Name:	Peter Downs
Title:	President

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

By:	/s/ James DeSantis
Name:	James DeSantis
Title:	Duly Authorized Signatory

EXHIBIT A

TO

GUARANTY

COUNTERPART TO GUARANTY

This counterpart, dated                     , [200    ], is delivered pursuant to Section 9 of that certain Guaranty dated as of August 31, 2005 (as from time to time amended, restated, modified or supplemented, the “Guaranty”; the terms defined therein and not otherwise defined herein being used as therein defined), among each of the Guarantors signatory thereto and General Electric Capital Corporation. The undersigned hereby agrees (i) that this counterpart may be attached to the Guaranty, and (ii) that the undersigned will comply with and be subject to, including representations and warranties, all the terms and conditions of the Guaranty applicable to a Guarantor as if it were an original signatory thereto.

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title: